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                                   EXHIBIT 5
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                 OPINION OF NEXSEN PRUET JACOBS & POLLARD, LLP
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                                                                       Exhibit 5
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                       Nexsen Pruet Jacobs & Pollard, LLP
                          1441 Main Street, Suite 1500
                        Columbia, South Carolina  29201
                                 (803) 771-8900



                                January 23, 1997

                                                               Reply to Columbia

ScanSource, Inc.
6 Logue Court, Suite G
Greenville, South Carolina 29615

       RE:  Form S-1 Registration Statement

Gentlemen:

       We have acted as counsel to ScanSource, Inc., a South Carolina corporation (the "Company"), in connection with the registration of 2,300,000 shares of common stock, no par value per share, of the Company (the "Common Stock") pursuant to a registration statement on Form S-1 initially filed with the Securities and Exchange Commission (the "Commission") on January 24, 1997 (the "Registration Statement").

       We have examined and are familiar with the Articles of Incorporation and the Bylaws of the Company, and have examined the originals, or copies certified or otherwise identified to our satisfaction, of corporate records, including minute books, of the Company. We have also examined the Registration Statement and such statutes and other records, instruments and documents pertaining thereto that we have deemed necessary to examine for the purposes of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures and the legal capacity and mental competence of natural persons.

       On the basis of and in reliance upon the foregoing, we are of the opinion that the Common Stock registered under the Registration Statement when duly issued and delivered as described in the Registration Statement (in the form declared effective by the Commission) and duly purchased and paid for, will be legally issued, fully paid and nonassessable.

       This opinion is being rendered to be effective as of the effective date of the Registration Statement. We hereby consent to the filing of this opinion, or copies thereof, as an exhibit to the Registration Statement and to the statement made regarding our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement, but we do not thereby admit that we are within the category of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   NEXSEN PRUET JACOBS & POLLARD, LLP



                                   By: /s/ G. MARCUS KNIGHT
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                                       G. Marcus Knight